SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Wells Fargo Funds Trust (the "Trust"), hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSR for the period ended October 31, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


      Date: December 19, 2005

                                            /s/ Karla M. Rabusch

                                            Karla M. Rabusch
                                            President
                                            Wells Fargo Funds Trust

                            SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Wells Fargo Funds Trust (the "Trust"), hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSR for the period ended October 31, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


      Date: December 19, 2005

                                            /s/ Stacie D. DeAngelo

                                            Stacie D. DeAngelo
                                            Treasurer
                                            Wells Fargo Funds Trust